Exhibit 99.1


FOR IMMEDIATE RELEASE               Contact:    William C. McCartney
---------------------                           Chief Financial Officer

                                                Telephone:  (978) 688-1811
                                                Fax:        (978) 688-2976

          WATTS WATER TECHNOLOGIES REPORTS SECOND QUARTER 2007 RESULTS

      North Andover, MA...July 31, 2007. Watts Water Technologies, Inc. (NYSE:
WTS) today announced results for the second quarter ended July 1, 2007. Sales were $350,422,000, an increase of $50,247,000, or 17%, compared to the second quarter of 2006. Net income for the second quarter of 2007 was $17,774,000, or $0.46 per share, compared to net income of $22,446,000, or $0.68 per share for the second quarter of 2006. Income from continuing operations for the second quarter of 2007 decreased by $4,850,000, or 22%, to $17,693,000, or $0.45 per
share, compared to income from continuing operations for the second quarter of 2006 of $22,543,000, or $0.68 per share.

      Sales for the first six months of 2007 were $696,514,000, an increase of $121,389,000, or 21%, compared to the comparable period of 2006. Net income for the first six months of 2007 was $37,766,000, or $0.97 per share, compared to net income of $37,409,000, or $1.13 per share for the comparable period of 2006. Income from continuing operations for the first six months of 2007 increased by $110,000 to $37,740,000, or $0.97 per share, compared to income from continuing operations for the comparable period of 2006 of $37,630,000, or $1.14 per share.

      Income from continuing operations and net income for the second quarter and first six months of 2006 included approximately $4,100,000, or $0.12 per share, related to a gain on the sale of a building in Italy.

      In November 2006, the Company completed a public offering of 5,750,000 shares of Class A common stock and received net proceeds of approximately $219,000,000. The net proceeds are currently being invested in short-term securities, which provided approximately $1,900,000 and $3,700,000 in after-tax income in the second quarter and first six months of 2007, respectively. The issuance of an additional 5,750,000 shares had a dilutive impact on earnings per share of $0.02 per share and $0.06 per share in the second quarter and first six months of 2007, respectively, after considering the interest income from the net proceeds.

      Operating income for the second quarter of 2007 decreased by $8,244,000 to $30,316,000, as compared to $38,560,000 for the second quarter of 2006. Operating income in the second quarter of 2006 included a gain on the sale of a building in Italy of $6,500,000 while operating income in the second quarter of 2007 included a net charge of approximately $2,945,000 related to an increase in the Company's workers compensation reserve primarily due to a change in estimate. The Company continues to experience profit pressures due to increased raw material costs, which were partially offset by a favorable sales mix derived from the North American wholesale market.

      Patrick S. O'Keefe, Chief Executive Officer, commented, "Our sales increase for the second quarter of 2007 was achieved through internal growth of $26,583,000, or 9%, contributions from acquired companies of $16,590,000, or 6%, and favorable changes in foreign exchange rates of $7,074,000, or 2%. Acquired growth was primarily attributable to the 2006 acquisitions of ATS Expansion Group, Black Teknigas, Limited, Changsha Valve Works, Kim Olofsson Safe Corporation AB and Calflex Manufacturing, Inc."

      "Sales in our North American segment increased for the second quarter of 2007 by $16,203,000, or 8%, to $224,452,000 compared to $208,249,000 for the second quarter of 2006. This increase was achieved primarily through internal sales growth of $14,851,000, or 7%, and the inclusion of acquired company sales of $1,091,000, or 1%."

      "Internal sales growth in the North American wholesale market increased 11% over the second quarter of 2006. This increase was primarily due to price increases and unit growth in our commercial markets. Sales into the North American home improvement retail market were down 7% for the second quarter of 2007 compared to the second quarter of 2006. This decrease was primarily due to decreased unit sales of our residential brass and tubular products partially offset by price increases."

      "We derived 31% of our total sales for the second quarter of 2007 from our European segment. European sales increased $24,365,000, or 29%, to $108,222,000 compared to $83,857,000 for the second quarter of 2006. This increase was achieved through the inclusion of acquired company sales totaling $13,173,000, or 16%, favorable foreign exchange movement associated with the strengthening of the euro versus the US dollar of $6,195,000, or 7%, and internal growth of $4,997,000, or 6%. Internal sales growth in the OEM market, especially in our under-floor radiant heating and solar product lines, continued to be particularly strong in the second quarter."

      "China segment sales in the second quarter of 2007 increased $9,679,000 or 120%, to $17,748,000 compared to the second quarter of 2006. This increase was achieved through internal growth of $6,735,000, or 83%, acquired company sales totaling $2,326,000, or 29%, and favorable foreign exchange rates associated with the Chinese yuan strengthening against the U.S. dollar of $618,000, or 8%. The increase in internal growth is due to increased domestic shipments of approximately $3,484,000 and the elimination of the one month reporting lag in two of our Chinese entities, which amounted to approximately $3,251,000."

      Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss second quarter results for 2007 on Tuesday, July 31, 2007, at 5:00 p.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company's website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until July 31, 2008.

      Watts Water Technologies, Inc. is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

      This Press Release includes statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Watts Water Technologies' current views about future results of operations and other forward-looking information. In some cases you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. You should not rely on forward-looking statements because Watts' actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the following: shortages in and pricing of raw materials and supplies, including recent price increases by suppliers of raw materials and the Company's ability to pass these costs on to customers, loss of market share through competition, introduction of competing products by other companies, pressure on prices from competitors, suppliers, and/or customers, changes in variable interest rates on Company borrowings, identification and disclosure of material weaknesses in our internal control over financial reporting, failure to expand our markets through acquisitions, failure or delay in developing new products, lack of acceptance of new products, failure to manufacture products that meet required performance and safety standards, foreign exchange rate fluctuations, cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products, economic factors, such as the levels of housing starts and remodeling, affecting the markets where the Company's products are sold, manufactured, or marketed, environmental compliance costs, product liability risks, the results and timing of the Company's manufacturing restructuring plan, changes in the status of current litigation, including the James Jones case, and other risks and uncertainties discussed under the heading "Item 1A. Risk Factors" in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission. Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release.

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (Amounts in thousands, except per share information)
                                   (Unaudited)

                                                     Second Quarter Ended             Six Months Ended
                                                   ------------------------       ------------------------
                                                     July 1,       July 2,          July 1,       July 2,
                                                      2007          2006             2007          2006
                                                   ----------    ----------       ----------    ----------
STATEMENTS OF INCOME
--------------------

Net sales .....................................    $  350,422    $  300,175       $  696,514    $  575,125

Income from continuing operations .............    $   17,693    $   22,543       $   37,740    $   37,630
Income (loss) from discontinued operations ....            81           (97)              26          (221)
                                                   ----------    ----------       ----------    ----------
Net income ....................................    $   17,774    $   22,446       $   37,766    $   37,409
                                                   ==========    ==========       ==========    ==========


DILUTED EARNINGS PER SHARE
--------------------------

Weighted Average Number of Common Shares
   & Equivalents ..............................        39,027        33,038           39,005        33,015

Income (loss) per Share:
     Continuing operations ....................    $     0.45    $     0.68       $     0.97    $     1.14
     Discontinued operations ..................            --            --               --         (0.01)
                                                   ----------    ----------       ----------    ----------
     Net income ...............................    $     0.46    $     0.68       $     0.97    $     1.13
                                                   ==========    ==========       ==========    ==========

Cash dividends per share ......................    $     0.10    $     0.09       $     0.20    $     0.18

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                (Amounts in thousands, except share information)
                                   (Unaudited)

                                                                                             July 1,       December 31,
                                                                                              2007             2006
                                                                                           -----------     -----------
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents ........................................................    $   327,437     $   342,979
     Investment securities ............................................................         19,250          11,825
     Trade accounts receivable, less allowance for doubtful accounts of
        $13,968 at July 1, 2007 and $10,543 at December 31, 2006 ......................        257,432         228,502
     Inventories, net:
        Raw materials .................................................................        116,238         103,587
        Work in process ...............................................................         46,195          39,593
        Finished goods ................................................................        188,868         173,236
                                                                                           -----------     -----------
           Total Inventories ..........................................................        351,301         316,416
     Prepaid expenses and other assets ................................................         21,403          15,842
     Deferred income taxes ............................................................         35,259          26,739
     Assets of discontinued operations ................................................         10,534          10,079
                                                                                           -----------     -----------
        Total Current Assets ..........................................................      1,022,616         952,382
                                                                                           -----------     -----------
PROPERTY, PLANT AND EQUIPMENT:
     Property, plant and equipment, at cost ...........................................        408,522         391,923
     Accumulated depreciation .........................................................       (200,661)       (185,763)
                                                                                           -----------     -----------
        Property, plant and equipment, net ............................................        207,861         206,160
                                                                                           -----------     -----------
OTHER ASSETS:
     Goodwill .........................................................................        362,055         356,090
     Other, net .......................................................................        140,278         146,218
                                                                                           -----------     -----------
TOTAL ASSETS ..........................................................................    $ 1,732,810     $ 1,660,850
                                                                                           ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable .................................................................    $   132,870     $   120,954
     Accrued expenses and other liabilities ...........................................         93,972         100,437
     Accrued compensation and benefits ................................................         36,866          42,593
     Current portion of long-term debt ................................................         12,734           7,522
     Liabilities of discontinued operations ...........................................         27,483          27,852
                                                                                           -----------     -----------
        Total Current Liabilities .....................................................        303,925         299,358
                                                                                           -----------     -----------
LONG-TERM DEBT, NET OF CURRENT PORTION ................................................        454,932         441,697
DEFERRED INCOME TAXES .................................................................         39,294          34,585
OTHER NONCURRENT LIABILITIES ..........................................................         53,563          52,686
MINORITY INTEREST .....................................................................          4,989           5,971

STOCKHOLDERS' EQUITY:
     Preferred Stock, $.10 par value; 5,000,000 shares authorized;
        no shares issued or outstanding ...............................................             --              --
     Class A Common Stock, $.10 par value; 80,000,000 shares authorized;
        1 vote per share; issued and outstanding: 31,390,495 shares at July 1, 2007
        and 31,239,111 shares at December 31, 2006 ....................................          3,139           3,124
     Class B Common Stock, $.10 par value; 25,000,000 shares authorized;
        10 votes per share; issued and outstanding: 7,293,880 shares at July 1, 2007
        and at December 31, 2006 ......................................................            729             729
     Additional paid-in capital .......................................................        374,545         367,795
     Retained earnings ................................................................        458,648         429,555
     Accumulated other comprehensive income ...........................................         39,046          25,350
                                                                                           -----------     -----------
        Total Stockholders' Equity ....................................................        876,107         826,553
                                                                                           -----------     -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ............................................    $ 1,732,810     $ 1,660,850
                                                                                           ===========     ===========

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (Amounts in thousands, except per share information)
                                   (Unaudited)

                                                                    Second Quarter Ended         Six Months Ended
                                                                  -----------------------     -----------------------
                                                                   July 1,       July 2,       July 1,       July 2,
                                                                    2007          2006          2007          2006
                                                                  ---------     ---------     ---------     ---------
Net sales ....................................................    $ 350,422     $ 300,175     $ 696,514     $ 575,125
Cost of goods sold ...........................................      235,781       193,492       467,207       372,458
                                                                  ---------     ---------     ---------     ---------
     GROSS PROFIT ............................................      114,641       106,683       229,307       202,667
Selling, general & administrative expenses ...................       84,055        73,799       168,154       142,850
Restructuring and other charges ..............................          270        (5,676)          470        (5,441)
                                                                  ---------     ---------     ---------     ---------
     OPERATING INCOME ........................................       30,316        38,560        60,683        65,258
                                                                  ---------     ---------     ---------     ---------
Other (income) expense:
     Interest income .........................................       (3,637)         (891)       (7,249)       (1,309)
     Interest expense ........................................        6,744         4,952        13,051         9,144
     Minority interest .......................................         (832)           58        (1,110)          142
     Other ...................................................          356          (662)        1,077          (896)
                                                                  ---------     ---------     ---------     ---------
                                                                      2,631         3,457         5,769         7,081
                                                                  ---------     ---------     ---------     ---------
     INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES ...       27,685        35,103        54,914        58,177
Provision for income taxes ...................................        9,992        12,560        17,174        20,547
                                                                  ---------     ---------     ---------     ---------
     INCOME  FROM CONTINUING OPERATIONS ......................       17,693        22,543        37,740        37,630
Income (loss) from discontinued operations, net of taxes .....           81           (97)           26          (221)
                                                                  ---------     ---------     ---------     ---------
     NET INCOME ..............................................    $  17,774     $  22,446     $  37,766     $  37,409
                                                                  =========     =========     =========     =========
BASIC EPS
Income (loss) per share:
     Continuing operations ...................................    $    0.46     $    0.69     $    0.98     $    1.15
     Discontinued operations .................................    $      --            --            --            --
                                                                  ---------     ---------     ---------     ---------
     NET INCOME ..............................................    $    0.46     $    0.69     $    0.98     $    1.15
                                                                  =========     =========     =========     =========
Weighted average number of shares ............................       38,659        32,654        38,615        32,623
                                                                  =========     =========     =========     =========
DILUTED EPS
Income (loss) per share:
     Continuing operations ...................................    $    0.45     $    0.68     $    0.97     $    1.14
     Discontinued operations .................................           --            --            --         (0.01)
                                                                  ---------     ---------     ---------     ---------
     NET INCOME ..............................................    $    0.46     $    0.68     $    0.97     $    1.13
                                                                  =========     =========     =========     =========
Weighted average number of shares ............................       39,027        33,038        39,005        33,015
                                                                  =========     =========     =========     =========
     Dividends per share .....................................    $    0.10     $    0.09     $    0.20     $    0.18
                                                                  =========     =========     =========     =========

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                               SEGMENT INFORMATION
                             (Amounts in thousands)
                                   (Unaudited)

                                    Net Sales

                              Second Quarter Ended         Six Months Ended
                            -----------------------     -----------------------
                             July 1,       July 2,       July 1,       July 2,
                              2007          2006          2007          2006
                            ---------     ---------     ---------     ---------

North America ..........    $ 224,452     $ 208,249     $ 442,777     $ 404,815
Europe .................      108,222        83,857       223,767       156,116
China ..................       17,748         8,069        29,970        14,194
                            ---------     ---------     ---------     ---------
Total ..................    $ 350,422     $ 300,175     $ 696,514     $ 575,125
                            =========     =========     =========     =========


                                Operating Income

                              Second Quarter Ended         Six Months Ended
                            -----------------------     -----------------------
                             July 1,       July 2,       July 1,       July 2,
                              2007          2006          2007          2006
                            ---------     ---------     ---------     ---------

North America ..........    $  20,216     $  25,959     $  41,415     $  48,527
Europe .................       12,833        15,608        27,243        25,178
China ..................        4,015         2,397         6,064         3,412
Corporate ..............       (6,748)       (5,404)      (14,039)      (11,859)
                            ---------     ---------     ---------     ---------
Total ..................    $  30,316     $  38,560     $  60,683     $  65,258
                            =========     =========     =========     =========